

                        THE AMENDED AND RESTATED BY-LAWS

                                       OF

              JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

                          DECEMBER 16, 2003, AS AMENDED

                                 APRIL ___, 2004

                                Table of Contents

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                                                                          ----
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ARTICLE I     DEFINITIONS...............................................    3

ARTICLE II    OFFICES...................................................    3
     Section 2.1. Principal Office......................................    3
     Section 2.2. Other Offices.........................................    3

ARTICLE III   SHAREHOLDERS..............................................    3
     Section 3.1. Meetings..............................................    3
     Section 3.2. Annual Meetings.......................................    3
     Section 3.3. Special Meetings......................................    3
     Section 3.4. Notice of Meetings....................................    5
     Section 3.5. Proxies...............................................    5
     Section 3.6. Nominations and Proposals by Shareholders.............    5
     Section 3.7. Abstentions and Broker Non-Votes......................    7
     Section 3.8. Inspection of Records.................................    7
     Section 3.9. Action without Meeting................................    7

ARTICLE IV    TRUSTEES..................................................    7
     Section 4.1. Meetings of the Trustees..............................    7
     Section 4.2. Quorum and Manner of Acting...........................    7

ARTICLE V     COMMITTEES................................................    8
     Section 5.1. Executive and Other Committees........................    8
     Section 5.2. Meetings, Quorum and Manner of Acting.................    8

ARTICLE VI    OFFICERS..................................................    8
     Section 6.1. General Provisions....................................    8
     Section 6.2. Election, Term of Office and Qualifications...........    8
     Section 6.3. Removal...............................................    8
     Section 6.4. Powers and Duties of the Chairman.....................    8
     Section 6.5. Powers and Duties of the Vice Chairman................    8
     Section 6.6. Powers and Duties of the President....................    9
     Section 6.7. Powers and Duties of Vice Presidents..................    9
     Section 6.8. Powers and Duties of the Treasurer....................    9
     Section 6.9. Powers and Duties of the Secretary....................    9
     Section 6.10. Powers and Duties of Assistant Treasurer                 9

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     Section 6.11.  Powers and Duties of Assistant Secretaries              9

     Section 6.12. Compensation of Officers and Trustees and Members of
                   the Advisory Board                                       9

ARTICLE VII   SHARES OF BENEFICIAL INTEREST.............................   10
     Section 7.1. Share Certificates....................................   10
     Section 7.2. Transfers of Pledged Shares...........................   10
     Section 7.3. Regulations...........................................   10
     Section 7.4. Lost, Destroyed or Mutilated Certificates.............   10

ARTICLE VIII  TERMS OF AUCTION PREFERRED SHARES.........................   11
     Section 8.1. Designation...........................................   11
     Section 8.2. Definitions...........................................   12
     Section 8.3. Investment Company Act Preferred Share Asset Coverage
                  and Preferred Shares Basic Maintenance Amount Coverage   37
     Section 8.4. Dividends.............................................   38
     Section 8.5. Liquidation Rights....................................   44
     Section 8.6. Redemption............................................   45
     Section 8.7. Voting Rights.........................................   47
     Section 8.8. Other Restrictions....................................   51
     Section 8.9. Auction Procedures....................................   56

ARTICLE IX    TERMS OF COMMON SHARES....................................   64
     Section 9.1. Designation...........................................   64
     Section 9.2. Common Shares.........................................   65

ARTICLE X     FISCAL YEAR...............................................   65

ARTICLE XI    SEAL......................................................   65

ARTICLE XII   SUFFICIENCY AND WAIVERS OF NOTICE.........................   65

ARTICLE XIII  AMENDMENTS................................................   65

                                   ARTICLE I

                                   DEFINITIONS

      All capitalized terms have the respective meanings given them in the Agreement and Declaration of Trust of John Hancock Tax-Advantaged Dividend Income Fund (the "Trust"), dated August 7, 2003 (and amended as to the Trust's name on December 16, 2003), as amended or restated from time to time.

                                   ARTICLE II

                                     OFFICES

Section 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

Section 2.2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                  ARTICLE III

                                  SHAREHOLDERS

Section 3.1. Meetings. (a) Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration of Trust or required by the 1940 Act at such place within or without The Commonwealth of Massachusetts as the Trustees shall designate.

Section 3.2. Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

Section 3.3. Special Meetings.

      (a) Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to subsection (c) of this
Section 3.3, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

      (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-8 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th after the first date on which the Record Date Request Notice is received by the Secretary.

      (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

      (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 3.3, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

      (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

      (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

      (g) The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 3.4. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic means to each Shareholder at his address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Exchange Act. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3.5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

Section 3.6. Nominations and Proposals by Shareholders.

      (a) Annual Meetings of Shareholders. Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 3.6(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.6(a). For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to this Section 3.6(a), the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner. Notwithstanding anything in the second sentence of paragraph (a) of this Section 3.6 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 3.6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

      (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 3.6(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.6(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by this Section 3.6(b) shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

      (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.6 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.6. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.6 and, if any proposed nomination or other business is not in compliance with this Section 3.6, to declare that such nomination or proposal shall be disregarded. For purposes of this Section 3.6,
(a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

      (d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 3.6, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
3.6. Nothing in this Section 3.6 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 3.7. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

Section 3.8. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

Section 3.9. Action without Meeting. For as long as there are under one hundred fifty (150) shareholders, any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the By-Laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

Section 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or electronic means to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

Section 4.2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                   ARTICLE V

                                   COMMITTEES

Section 5.1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

Section 5.2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

      The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI

                                    OFFICERS

Section 6.1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 6.2. Election, Term of Office and Qualifications. The officers of the Trust (except those appointed pursuant to Section 6.10) shall be elected by the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 6.4. Powers and Duties of the Chairman. The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He shall be the Chief Executive Officer of the Trust and shall have, with the President, general supervision over the business and policies of the Trust.

Section 6.5. Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. A Vice Chairman shall be an executive officer of the Trust and shall have the powers and duties of a Vice President of the Trust as provided in Section 6.7 of this
Article VI. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

Section 6.6. Powers and Duties of the President. The President shall preside at all meetings of the Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6.7. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 6.8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 6.10. Powers and Duties of Assistant Treasurer. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 6.12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                  ARTICLE VII

                          SHARES OF BENEFICIAL INTEREST

Section 7.1. Share Certificates. The Trustees may issue Shares either in certificated or uncertificated form, and if they have issued Shares in certificated form, they may, by written notice to the holders of such Shares, require the surrender of their certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of such Shares. For any Shares issued without certificates, the Trust or its transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration. For any Shares for which the Trustees shall issue certificates, each holder of such Shares shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. The certificates representing Shares shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Trust. Any or all of the signatures or the seal of the Trust on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate which shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

Section 7.2. Transfers of Pledged Shares. Unless otherwise provided herein, a pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

Section 7.3. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Trust. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

Section 7.4. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing Shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representative to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or issuance of a new certificate.

                                  ARTICLE VIII

                        TERMS OF AUCTION PREFERRED SHARES

Section 8.1.      Designation.

(a) Pursuant to authority expressly vested in the Board of Trustees by the Declaration of Trust, the Board of Trustees authorizes the establishment, designation and issuance of an unlimited number of shares of a class of the Trust's Preferred Shares, which class is designated as the Trust's Auction Preferred Shares (the "Auction Preferred Shares"). The Auction Preferred Shares shall be issuable in such series as are designated from time to time in these By-Laws and shall have the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other rights and limitations set forth in this Article VIII.

                  (i) Auction Preferred Shares, Series M: An unlimited number of Auction Preferred Shares, without par value, liquidation preference $25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series M." Each share of Auction Preferred Shares, Series M (sometimes referred to herein as "Series M APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series M APS shall constitute a separate series of Auction Preferred Shares, and each share of Series M APS shall be identical.

                  (ii) Auction Preferred Shares, Series W: An unlimited number of Auction Preferred Shares, without par value, liquidation preference $25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series W." Each share of Auction Preferred Shares, Series W (sometimes referred to herein as "Series W APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series W APS shall constitute a separate series of Auction Preferred Shares, and each share of Series W APS shall be identical.

                  (iii) Auction Preferred Shares, Series TH: An unlimited number of Auction Preferred Shares, without par value, liquidation preference $25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series TH." Each share of Auction Preferred Shares, Series TH (sometimes referred to herein as "Series TH APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series TH APS shall constitute a separate series of Auction Preferred Shares, and each share of Series TH APS shall be identical.

                  (iv) Auction Preferred Shares, Series F: An unlimited number of Auction Preferred Shares, without par value, liquidation preference $25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series F." Each share of Auction Preferred Shares, Series F (sometimes referred to herein as

         "Series F APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series F APS shall constitute a separate series of Auction Preferred Shares, and each share of Series F APS shall be identical.

         (b) The preferences, voting powers restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other rights and limitations of the shares of the Auction Preferred Shares, Series M, Auction Preferred Shares, Series W, Auction Preferred Shares, Series TH, Auction Preferred Shares, Series F, and each other series of APS now or hereafter described in these By-Laws are or shall be as set forth in these By-Laws. No fractional APS shall be issued.

Section 8.2. Definitions.

         Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

         (a) "AA Financial Composite Commercial Paper Rate" on any date means
(i) (A) the Interest Equivalent of the 30-day rate (for Dividend Periods fewer than or equal to 31 days), the 60-day rate (for Dividend Periods greater than 31 days but fewer than or equal to 61 days) and the 90-day rate (for Dividend Periods greater than 61 days but fewer than or equal to 91 days) on commercial paper on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by another Rating Agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; and (B) for Dividend Periods greater than 91 days but fewer than 184 days, the rate described in clause (ii) below; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, or with respect to Dividend Periods greater than 91 days but fewer than 184 days, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest one-thousandth (0.001) of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated; (2) in lieu of any thereof, their respective affiliates or successors; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) "Interest Equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth (0.001) of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

         (b) "Auditor's Confirmation" has the meaning specified in Section
8.3(d).

         (c) "Adviser" means the Trust's investment adviser, John Hancock Advisers, LLC.

         (d) "Affected Series" has the meaning specified in Section 8.7(b)(i).

         (e) "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

         (f) "Agent Member" means a member of, or participant in, the Securities Depository that will act on behalf of a Beneficial Owner of one or more APS or on behalf of a Potential Beneficial Owner.

         (g) "Annual Valuation Date" means the last Business Day of each fiscal year of the Trust.

         (h) "Applicable Percentage" and "Applicable Spread" mean the percentage determined based on the lower of the credit ratings assigned to the series of APS on such date by Moody's and S&P (or if Moody's and S&P are not making such rating available, the equivalent of such rating by a substitute rating agency):

Moody's Credit Rating        S&P Credit Rating       Applicable Percentage      Applicable Spread
         Aaa                        AAA                      125%                     1.25%
     Aa3 to Aa1                  AA- to AA+                  150%                     1.50%
      A3 to A1                    A- to A+                   200%                     2.00%
    Baa3 to Baa1                BBB- to BBB+                 250%                     2.50%
    Ba1 and lower              BB+ and lower                 300%                     3.00%

         The Applicable Percentage and the Applicable Spread as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees of the Trust after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody's and S&P to provide a rating for each series of APS. If both Moody's and S&P shall not make such a rating available, the Trust shall select another Rating Agency to act as a Substitute Rating Agency. However, the Trust shall not be required to have more than one Rating Agency provide a rating for any series of the APS.

         In the case of a Special Rate Period, the Applicable Percentage and the Applicable Spread are determined on the day that a Notice of a Special Rate Period is delivered if the notice specifies a Maximum Applicable Rate for a Special Rate Period. The Applicable Percentage and Applicable Spread will be determined based on the lower of the credit rating or ratings assigned to the APS by Moody's and S&P. If Moody's or S&P or both shall not make such rating available, the rate shall be determined by reference to equivalent ratings issued by a Substitute Rating Agency.

         (i) "Applicable Rate" means the rate per annum at which cash dividends are payable on a series of APS for any Dividend Period.

         (j) "APS" means the Series M APS, the Series W APS, the Series TH APS, and the Series F APS.

         (k) "Auction" means a periodic operation of the Auction Procedures.

         (l) "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the APS.

         (m) "Auction Date" with respect to any series of APS and any Rate Period means the Business Day next preceding the first day of such Rate Period.

         (n) "Auction Procedures" means the procedures set forth in Section 8.9.

         (o) "Available APS" has the meaning specified in Section 8.9(c)(i)(A).

         (p) "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of APS or a Broker-Dealer that holds APS for its own account.

         (q) "Bid" and "Bids" have the respective meanings specified in Section 8.9(a)(i)(C).

         (r) "Bidder" and "Bidders" have the respective meanings specified in
Section 8.9(a)(i)(C); provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

         (s) "Board of Trustees" means the Board of Trustees of the Trust.

         (t) "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in Section 8.9, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

         (u) "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Section 8.9.

         (v) "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which commercial banks in The City of New York are required or authorized by law to close.

         (w) "Closing Transactions" has the meaning set forth in Section 8.8(b)(iv)(A).

         (x) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to a section of the Code shall be deemed to include the United States Treasury Regulations in effect thereunder and applicable to the APS or the use of proceeds thereof, and also includes all applicable amendments or successor provisions unless the context requires otherwise.

         (y) "Commercial Paper Dealers" has the meaning set forth in the definition of "`AA' Financial Composite Commercial Paper Rate."

         (z) "Common Shares" means the shares of beneficial interest designated as common shares, no par value, of the Trust.

         (aa) "Cure Date" means the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date.

         (bb) "Date of Original Issue" means, with respect any series of APS, the date on which the Trust first issues such shares.

         (cc) "Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

         (dd) "Discount Factor" means a "Moody's Discount Factor" or an "S&P Discount Factor."

         (ee) "Discounted Value" of any asset of the Trust means, with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor and, with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor.

         (ff) "Dividend Payment Date" means, with respect to APS, any date on which dividends are payable for shares of such series pursuant to Section 8.4(a)(iv).

         (gg) "Dividend Period" means, with respect to the APS, the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for such shares and any period thereafter from and including one Dividend Payment Date for such shares to but excluding the next succeeding Dividend Payment Date for such shares.

         (hh) "Eligible Asset" means Moody's Eligible Asset (if Moody's is then rating the APS), and/or S&P Eligible Asset (if S&P is then rating the APS), and/or any asset included in the calculations used by any Rating Agency then rating the APS for purposes of determining such Rating Agency's rating on the APS, as applicable.

         (ii) "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of APS in the Share Books.

         (jj) "Failure to Deposit," means, with respect to shares of a series of APS, a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in the City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in the City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after Notice of Redemption is mailed pursuant to Section 8.6; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price with respect to APS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (kk) "Holder" means an individual or entity in whose name an outstanding share of the APS is registered on the Share Books.

         (ll) "Hold Order" and "Hold Orders" have the respective meanings specified in Section 8.9(a)(i)(C).

         (mm) "Independent Accountant" means a nationally recognized accounting firm that is, with respect to the Trust, an independent certified public accountant under the Securities Act of 1933, and serving as such for the Trust.

         (nn) "Initial Rate Period" with respect to shares of a series of APS, means the period from the Date of Initial Issuance to and including the day immediately prior to the Dividend Payment Date for the Initial Rate Period specified with respect to shares of such series in Section 8.4(a), except in the case of Series W APS, with respect to which the Initial Rate Period means the period from the Date of Initial Issuance to and including [ ], 2004.

         (oo) "Investment Company Act" or "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

         (pp) "Investment Company Act Cure Date," with respect to the failure by the Trust to maintain the Investment Company Act Preferred Share Asset Coverage (as required by Section 8.3(a)) as of the last Business Day of each month, means the last Business Day of the following month.

         (qq) "Investment Company Act Preferred Share Asset Coverage" means asset coverage, as defined in Section 18(h) of the Investment Company Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest including all outstanding APS (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

         (rr) "Late Charge" has the meaning specified in Section 8.4(b)(ii)(B).

         (ss) "Liens" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

         (tt) "Long Term Dividend Period" means a Special Dividend Period consisting of a specific period of one whole year or more but not greater than five years.

         (uu) "Market Value" means the fair market value of an asset of the Trust as computed as follows: Securities listed on the New York Stock Exchange at the last sale price reflected on the consolidated tape at the close of the New York Stock Exchange on the business day as of which such value is being determined provided that, if there has been no sale on such day, the securities are valued at the closing bid prices on such day and provided further that, if no bid prices are quoted on such day, then the security is valued by such method as the Board of Directors will determine in good faith to reflect its fair market value. Readily marketable securities not listed on the New York Stock Exchange but listed on other domestic or foreign securities exchanges or admitted to trading on the National Association of Securities Dealers Automated Quotations, Inc. ("NASDAQ") National List are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the tape at the close of the exchange representing the principal market for such securities. Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Investment Manager to be over-the-counter, but excluding securities admitted to trading on the NASDAQ National List, are valued at the current bid prices as reported by NASDAQ or, in the case of securities not quoted by NASDAQ, the National Quotation Bureau or such other comparable source as the directors deem appropriate to reflect their fair market value. The fair market value of certain fixed-income securities is computed based upon (i) the basis of prices provided by a Pricing Service or (ii) the lower of the value set forth in bids from two independent dealers in securities, one of which bids will be in writing, in each case with interest accrued added to such computation for those assets of the Corporation where such computation does not include interest accrued. The independent dealers from whom bids are sought will be either (a) market makers in the securities being valued or (b) members of the National Association of Securities Dealers, Inc. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Board of Directors believes reflect most closely the value of such securities.

         (vv) "Maximum Applicable Rate" means, with respect to APS for any Dividend Period, the higher of the Applicable Percentage of the Reference Rate or the Reference Rate plus the Applicable Spread. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.

         (ww) "Minimum Rate Period" means a period of seven (7) Rate Period days.

         (xx) "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         (yy) "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows:

         (i) Preferred Stock: The Moody's Discount Factor for taxable preferred stock shall be:

Aaa                                   150%
Aa                                    155%
A                                     160%
Baa                                   165%
Ba                                    196%
B                                     216%
<B or Not Rated                       250%

         Rule 144A securities' Discount Factor will be increased by an additional 20%.

         Because of the size of the dividends received deduction ("DRD") market, these preferreds will be assigned a different discount factor to reflect their liquidity. Investment grade DRDs will receive a 165% discount factor and non-investment grade DRDs will receive a 216% discount factor. The Moody's Discount Factor for preferred shares shall also apply to non-cumulative preferred stocks, except that the Moody's Discount Factor shall be increased by an additional 10% for purposes of calculating the Discounted Value of such non-cumulative securities.

                  (ii) Corporate Debt Securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below (non-convertibles).

                             MOODY'S RATING CATEGORY

   TERM TO MATURITY OF CORPORATE DEBT
              SECURITY (2)                  Aaa        Aa       A       Baa        Ba       B        UNRATED (1)
     1 year or less.....................   109%       112%     115%     118%       137%    150%         250%

     2 years or less (but longer than 1
     year)..............................   115        118      122      125        146     160          250

     3 years or less (but longer than 2
     years).............................   120        123      127      131        153     168          250

     4 years or less (but longer than 3
     years).............................   126        129      133      138        161     176          250

     5 years or less (but longer than 4
     years).............................   132        135      139      144        168     185          250

     7 years or less (but longer than 5
     years).............................   139        143      147      152        179     197          250

     10 years or less (but longer than
     7 years)...........................   145        150      155      160        189     208          250

     15 years or less (but longer than
     10 years)..........................   150        155      160      165        196     216          250

     20 years or less (but longer than
     15 years)..........................   150        155      160      165        196     228          250

     30 years or less (but longer than
     20 years)..........................   150        155      160      165        196     229          250

     Greater than 30 years..............   165        173      181      189        205     240          250

---------
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Trust's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

(2) The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

                  (iii) U.S. Government Securities and U.S. Treasury Strips:


                                              U.S. GOVERNMENT SECURITIES    U.S. TREASURY STRIPS
          REMAINING TERM TO MATURITY               DISCOUNT FACTOR            DISCOUNT FACTOR
          --------------------------               ---------------            ---------------
1 year or less..............................             107%                      107%
2 years or less (but longer than 1 year)....             113                       115
3 years or less (but longer than 2 years)...             118                       121
4 years or less (but longer than 3 years)...             123                       128
5 years or less (but longer than 4 years)...             128                       135
7 years or less (but longer than 5 years)...             135                       147
10 years or less (but longer than 7 years)..             141                       163
15 years or less (but longer than 10 years).             146                       191
20 years or less (but longer than 15 years).             154                       218
30 years or less (but longer than 20 years).             154                       244

                  (iv) Short-Term Instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash. Moody's rated 2a-7 money market funds will also have a Discount Factor of 100%.

                  (v) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

                  (vi) Convertible Securities (including convertible preferred):

         Equity - The convertibles is this group would have a delta that ranges between 1-0.8. For investment grade bonds the Discount Factor would be 195% and for below investment grade securities the Discount Factor would be 229%.

         Total Return - The convertibles in this group would have a delta that ranges between 0.8-0.4. For investment grade bonds the discount factor would be 192% and for below investment grade securities the Discount Factor would be 226%.

         Yield Alternative - The convertibles in this group would have a delta that ranges between 0.4-0. For this category the Discount Factors used are based on Moody's rating for corporate debt securities table.

         Any unrated convertible bonds would receive a discount factor of 250%.

                  (vii) Common Stock: The following Discount Factors will be applied to the Common Stock holdings:

Common Stocks                   Utility                      Industrial                   Financial
-------------                   -------                      ----------                   ---------
7 week exposure period          170%                         264%                         241%


                  (viii) Common Stock and Preferred Stock of REITs and Other Real Estate Companies:

                                                                           Discount Factor (1)(2)(3)
                                                                           -------------------------
common stock of REITs                                                                 154%
preferred stock of REITs
      with Senior Implied Moody's (or S&P) rating:                                    154%
      without Senior Implied Moody's (or S&P) rating:                                 208%

preferred stock of Other Real Estate Companies

      with Senior Implied Moody's (or S&P) rating:                                    208%
      without Senior Implied Moody's (or S&P) rating                                  250%


(1) A Discount Factor of 250% will be applied to those assets in a single Moody's Real Estate Industry/Property Sector Classification which exceeds 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets.

(2) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

                           (ix) Asset-backed and mortgage-backed securities: the
                  Moody's Discount Factor applied to asset-backed securities shall be 131%. The Moody's Discount Factor applied to collateralized mortgage obligations, planned amortization class bonds and targeted amortization class bonds shall be determined by reference to the weighted average life of the security in accordance with the table set forth below:

       Remaining Term to Maturity                             Discount Factor
       --------------------------                             ---------------
       3 years or less..............................               133%
       7 years or less (but longer than 3 years)....               142%
       10 years or less (but longer than 7 years)...               158%
       20 years or less (but longer than 10 years)..               174%
       Greater than 20 years........................               205%

         The Moody's Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs) shall be determined by reference to the coupon paid by such security in accordance with the table set forth below:

         Coupon                                              Discount Factor
         ------                                              ---------------
         5%                                                             166%
         6%                                                             162%
         7%                                                             158%
         8%                                                             154%

         9%                                                             151%
         10%                                                            148%
         11%                                                            144%
         12%                                                            142%
         13%                                                            139%
         Adjustable                                                     165%

         The Moody's Discount Factor applied to fixed-rate pass-through that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the table in the following paragraph (relating to whole loans).

         The Moody's Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security in accordance with the table set forth below:

         Coupon                                              Discount Factor
         ------                                              ---------------
         5%                                                             172%
         6%                                                             167%
         7%                                                             163%
         8%                                                             159%
         9%                                                             155%
         10%                                                            151%
         11%                                                            148%
         12%                                                            145%
         13%                                                            142%
         Adjustable                                                     170%

                  (x) Structured Notes: the Moody's Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Moody's Discount Factor determined in accordance with paragraph (i) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Moody's Discount Factor in the table in paragraph
         (i); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Moody's Discount Factor determined in accordance with paragraph (iii) under this definition.

                  (xi) Municipal debt obligations: the Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Exposure Period, in accordance with the table set forth below:


        Exposure Period        Aaa       Aa       A       Baa    MIG-1 (1)     MIG-1 (2)      Unrated (3)
        ---------------        ---       --       -       ---    ---------     ---------      -----------
     7 weeks                   151%     159%     160%     173%      135%          148%           225%
     8 weeks or less but       154%     161%     168%     176%      137%          149%           231%
     greater than seven weeks
     9 weeks or less but       158%     163%     170%     177%      138%          150%           240%
     greater than eight weeks

(1) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S& P and Fitch that have a maturity less than or equal to 49 days.

(2) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity greater than 49 days.

(3) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal's assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, Municipal Obligations rated below B3 by Moody's and unrated Municipal Obligations, which are Municipal Obligations rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a Municipal Bond is rated Baa or below by Moody's or if unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Unrated" in the table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

         The Moody's Discount Factor for Rule 2a-7 Money Market Funds shall be 110%.

                  By resolution of the Board of Trustees and without amending the By-Laws of the Trust or otherwise submitting such resolution for Shareholder approval, (i) the Moody's Discount Factors may be changed from those set forth above and (ii) additional Moody's Discount Factors may be established for other Eligible Assets if, in each case, the Rating Agency has advised the Trust in writing that such change or addition would not adversely affect its then-current rating of the APS, provided that the Trust shall cause to be made available a written statement setting forth the Moody's Discount Factors, as changed or as supplemented, for inspection by the Holders at the principal executive office of the Trust.

         (zz) "Moody's Eligible Assets" means:

                  (i) cash (including interest and dividends due on assets rated
         (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

                  (ii) Short Term Money Market Instruments, so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria. In addition, Rating Agency rated 2a-7 money market funds are also eligible investments.

                  (iii) U.S. Government Securities and U.S. Treasury Strips;

                  (iv) Rule 144A Securities;

                  (v) Corporate debt securities if (A) such securities are rated B3 or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P or Fitch; (C) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (D) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (E) such securities that not subject to extended settlement.

                  Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which
         (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and
         (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

                  (vi) Asset-backed and mortgage-backed securities;

                  (vii) Any municipal debt obligation that (A) pays interest in cash, (B) does not have a Moody's rating, as applicable, suspended by Moody's, and (C) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's, in which case the minimum issue size is $10,000,000;

                  (viii) Structured Notes and rated TRACERs; and TRAINS;

                  (ix) Preferred stocks if (A) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (B) the issuer of such a preferred stock has common stock listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ, (C) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa3 or higher or a preferred stock rating from Moody's of Baa3 or higher and
         (D) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

                  (x) Common stocks (i) which (A) are traded on a nationally recognized stock exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in US dollars and (C) may be sold without restriction by the Trust; provided, however, that (y) common stocks which, while a Moody's Eligible Asset owned by the Trust, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Trust's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Trust's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the US dollar or securities of issuers formed under the laws of jurisdictions other than the United

         States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Trust's holdings of securities denominated in currencies other than the US dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer thereof or (B) 10% of the Market Value of the Trust's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

                  (xi) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the APS;

                  Additionally, in order to merit consideration as an eligible asset, securities should be issued by entities which:

                  -        Have not filed for bankruptcy within the past year

                  - Are current on all principle and interest in their fixed income obligations

                  -        Are current on all preferred stock dividends

                  - Possess a current, unqualified auditor's report without qualified, explanatory language.

         In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                              Maximum Single     Maximum Single      Minimum Issue Size
         Ratings (1)          Issuer (2),(3)     Industry (3),(4)    ($ in million) (5)
         -----------          --------------     ----------------    ------------------
         Aaa                       100%              100%                   $100
         Aa                         20                60                     100
         A                          10                40                     100
         Baa                         6                20                     100
         Ba                          4                12                      50 (6)
         B1-B2                       3                 8                      50 (6)
         B3 or below                 2                 5                      50 (6)

------------

(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(4)      Industries are determined according to Moody's Industry
         Classifications, as defined herein.

(5) Except for preferred stock, which has a minimum issue size of $50 million.

(6) Portfolio holdings from issues ranging from $50 million to $100 million and are limited to 20% of the Trust's total assets.

         Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

         Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Trust in connection with an outstanding derivative transaction.

         (aaa) "Moody's Exposure Period" on a Valuation Date means the period commencing on such date and ending 49 days thereafter, as such exposure period may be modified by resolution of the Board of Trustees and without amending the By-Laws of the Trust; provided, however, that the Trust shall have received confirmation in writing from the Rating Agency that any such modification shall not adversely affect such Rating Agency's then-current rating of the APS.

         (bbb) "Moody's Hedging Transactions" has the meaning set forth in
Section 8.8.

         (ccc) "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the APS):

1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, and Ammunition

2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

5.   Buildings and Real Estate: Brick, Cement, Climate Controls,
     Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

7.   Containers, Packaging and Glass: Glass, Fiberglass, Containers made of:
     Glass, Metal, Paper, Plastic, Wood or Fiberglass

8. Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

9.   Diversified/Conglomerate Manufacturing

10.  Diversified/Conglomerate Service

11.  Diversified Natural Resources, Precious Metals and Minerals:
     Fabricating, Distribution

12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

14.  Finance: Investment Brokerage, Leasing, Syndication, Securities

15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

16.  Grocery: Grocery Stores, Convenience Food Stores

17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

18.      Home and Office Furnishings, House wares, and Durable Consumer
         Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

19.      Hotels, Motels, Inns and Gaming

20.      Insurance: Life, Property and Casualty, Broker, Agent, Surety

21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

22.      Machinery (Non-Agricultural, Non-Construction, Non-Electronic):
         Industrial, Machine Tools, and Steam Generators

23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

24.      Oil and Gas: Crude Producer, Retailer, Well Supply, Service and
         Drilling

25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

26. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

27. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

30.      Personal Transportation: Air, Bus, Rail, Car Rental

31.      Utilities: Electric, Water, Hydro Power, Gas

32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

         The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

         (ddd) "Moody's Real Estate Industry/Property Sector Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following Industry Classifications (as defined by the National Association of Real Estate Investment Trusts ("NAREIT")):

         1.  Office
         2.  Industrial
         3.  Mixed
         4.  Shopping Centers
         5.  Regional Malls
         6.  Free Standing
         7.  Apartments
         8.  Manufactured Homes
         9.  Diversified
         10. Lodging/Resorts
         11. Health Care
         12. Home Financing
         13. Commercial Financing
         14. Self Storage

         The Trust will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment in consultation with the independent auditor and/or Moody's, as necessary.

      (eee) "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

      (fff) "NRSRO" means any nationally recognized statistical rating organization.

      (ggg) "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

      (hhh) "Non-Payment Period Rate" means 300% of the applicable "AA" Financial Composite Commercial Paper Rate, provided that the Board of Trustees shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees determines and Moody's or S&P (or any Substitute Rating Agency in lieu of Moody's or S&P in the event Moody's or S&P shall not rate the APS) advises the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the APS.

      (iii) "Notice of Redemption" has the meaning specified in Section
8.6(c).

      (jjj) "Notice of Special Rate Period" means any notice with respect to a Special Rate Period of APS pursuant to Sections 8.4(c).


      (kkk) "Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

      (lll) "Order" and "Orders" have the respective meanings specified in
Section 8.9(a)(i)(C).

      (mmm) "Outstanding" means, as of any date (i) with respect to APS, APS theretofore issued by the Trust except, without duplication, (A) any APS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 8.6(g) and (B) any APS as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that APS held by an Affiliate shall be deemed outstanding for purposes of calculating the Preferred Shares Basic Maintenance Amount and (ii) with respect to other preferred shares of beneficial interest of the Trust, the meaning equivalent to that for APS as set forth in clause (i).

      (nnn) "Person" means and includes an individual, a partnership, a trust, an unincorporated association, a joint venture or other entity or government agency or political subdivision thereof.

      (ooo) "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional APS.

      (ppp) "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring APS (or, in the case of an Existing Holder, additional
APS).

      (qqq) "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, means (X) with respect to Moody's the dollar amount equal (i) to 130% of the sum of (A) the product of the number of APS outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the APS (or other preferred shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each series of APS outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of the APS outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to Section 8.4(c) with respect to shares of such series, such Maximum Applicable Rate shall be the Maximum Applicable Rate for the Special Rate Period of shares of such series to commence on such Dividend Payment Date (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred shares other than the APS, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than the APS, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 49 days subsequent to such Valuation Date; (E) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(D) (including, without limitation, any payables for portfolio securities of the Trust purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., the face value of cash, short-term securities rated MIG-1, VMIG-1, or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of
(i)(A) through (i)(E) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of
(i)(A) through (i)(E); and (Y) with respect to S&P,100% of the dollar amount equal to the sum of: (A) the product of the number of APS outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the APS (or other preferred shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Date for the APS outstanding that follows such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment date for such other shares that follows such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of the APS outstanding from such first respective Dividend Payment Date therefor through the 30th day after such Valuation Date, at the Maximum Rate (plus the aggregate amount of dividends that would accumulate on other outstanding preferred shares from the first respective dividend payment date for such shares after the Valuation Date through the 30th day after such Valuation Date, at the respective maximum rates for such other outstanding preferred shares); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of any indebtedness or obligations of the Trust senior in right of payment to the APS; and (F) any current liabilities as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(F) less the value (i.e., for the purposes of the current S&P guidelines, the face value of cash, and short term securities that are the direct obligations of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(F) becomes payable, otherwise the S&P Discounted Value) of any of the Corporation's assets irrevocably deposited by the Corporation for the payment of any of (i)(A) through (i)(F).

      (rrr) "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by Section 8.3) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

      (sss) "Preferred Shares Basic Maintenance Report" means a report by any of the President, Treasurer, any Vice President or any Assistant Treasurer of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the net asset value of the Trust, total return, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

      (ttt) "Preferred Shares Paying Agent" means Deutsche Bank Trust Company Americas unless and until another bank or trust company has been appointed as Preferred Shares Paying Agent by a resolution of the Board of Trustees and thereafter such substitute bank or trust company.

      (uuu) "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

      (vvv) "Pricing Service" means any pricing service designated by the Board of Trustees of the Trust and approved by Moody's and S&P, for purposes of determining whether the Trust has Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount.

      (www) "Rate Period" means, with respect to shares of a series of APS, the Initial Rate Period of such Series and any Subsequent Rate Period, including any Special Rate Period, of such Series.

      (xxx) "Reference Rate" means (i) with respect to a seven-day Dividend Period or a Short Term Dividend Period having fewer than 183 days, the applicable "AA" Financial Composite Commercial Paper Rate, (ii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iii) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

      (yyy) "Response" has the meaning set forth in Section 8.4(c) of these By-laws.

      (zzz) "Rating Agency," on any date of determination, means (i) Moody's if Moody's is then rating the APS, (ii) S&P if S&P is then rating the APS, or (iii) if Moody's or S&P is then not rating the APS, any NRSRO rating the APS at the request of the Trust. In the event that Moody's or S&P is not rating the APS, any reference to a rating by Moody's or S&P in this Article VIII shall be deemed to be a reference to the equivalent rating by such substitute NRSRO

      (aaaa) "Redemption Price" has the meaning set forth in Section 8.6.

      (bbbb) "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

      (cccc) "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

      (dddd) "S&P Discount Factor" means, with respect to an "S&P Eligible Asset" specified below, the following applicable number, provided that the S&P Exposure Period is 20 Business Days or less:

            (i)   Types of S&P Eligible Assets

                                                                   Discount
                                                                   Factor
                                                                   For AAA
Type of S&P Eligible Asset                                         Rating
--------------------------                                         ------
Common Stock of:
      REITs and other real estate companies                        148.79%
      Non-Real Estate Companies                                    168.46%
      Standard & Poor's 500 Index                                  168.46%
Fixed Rate  Preferred Stock                                        228.10%
Adjustable Rate Preferred Stock                                    198.29%
Taxable Preferred Stock                                            154.66%
Convertible bonds rated AAA                                        148.25%
Convertible bonds rated AA                                         154.97%

Convertible bonds rated A                                          161.70%
Convertible bonds rated BBB                                        168.42%
Convertible bonds rated BB                                         175.15%
Convertible bonds rated B                                          181.87%
Convertible bonds rated CCC                                        188.60%
U.S. Government Obligations (52 week Treasury Bills)               101.99%
U.S. Government Obligations (Two-Year Treasury Notes)              103.77%
U.S. Government Obligations (Five-Year Treasury Notes)             109.09%
U.S. Government Obligations (Ten-Year Treasury Notes)              115.14%
U.S. Government Obligations (Thirty-Year Treasury Bonds)           126.33%
U.S. Agency Debt Securities                                        120.48%
Agency Mortgage Collateral (Fixed 15-Year)                         128.80%
Agency Mortgage Collateral (Fixed 30-Year)                         131.20%
Agency Mortgage Collateral (ARM 1/1)                               121.70%
Agency Mortgage Collateral (ARM 3/1)                               122.10%
Agency Mortgage Collateral (ARM 5/1)                               122.50%
Agency Mortgage Collateral (ARM 10/1)                              122.70%
      Corporate Bonds rated at least AAA                           110.01%
      Corporate Bonds rated at least AA                            113.28%
      Corporate Bonds rated at least A                             116.85%
      Corporate Bonds rated at least BBB                           121.82%
      Corporate Bonds rated at least BB                            135.32%
      Corporate Bonds rated at least B                             168.76%
      Corporate Bonds rated at least CCC                           252.03%
      Corporate Bonds rated at least CCC-                          350.00%
      Auto Loans (fixed or floating) Weighted Average Life
      less than 5 years                                            130.00%
      Auto Loans (fixed or floating) Weighted Average Life more
      than 5 years and less than 10                                140.00%
      Credit Card Loans (fixed) Weighted Average Life less
      than 5 years                                                 130.00%
      Credit Card Loans (fixed) Weighted Average Life more
      than 5 years and less than 10                                140.00%
      Credit Card Loans (floating)                                 112.70%
      Cash and Cash Equivalents                                       100%

            (ii) Interest rate swaps entered into according to ISDA standards if

               (A) the counterparty to the swap transaction has a short-term rating of A-1 or equivalent by S&P or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is A-, or equivalent by S&P, or higher.

               (B) the original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the APS.

               (C) The interest rate swap transaction will be marked-to-market weekly by the swap counterparty.

               (D) If the Trust fails to maintain an aggregate discounted value at least equal to the basic maintenance amount on two consecutive valuation dates then the agreement will terminate immediately.

               (E) For the purpose of calculating the asset coverage test 90% of any positive mark-to-market valuation of the Trust's rights will be eligible assets. 100% of any negative mark-to-market valuation of the Trust's rights will be included in the calculation of the Preferred Shares Basic Maintenance Amount.

               (F) The Trust must maintain liquid assets with a value at least equal to the net amount of the excess, if any, of the Trust's obligations over its entitlement with respect to each swap. For caps/floors, must maintain liquid assets with a value at least equal to the Trust's obligations with respect to such caps or floors.

            (iii) Cash and Cash Equivalents

               (A) Cash and Cash Equivalents and demand deposits in an "A-1+" rated institution are valued at 100%. "A-1+" rated commercial paper, with maturities no greater than 30 days and held instead of cash until maturity, is valued at 100%. Securities with next-day maturities invested in "A-1+" rated institutions are considered cash equivalents and are valued at 100%. Securities maturing in 181 to 360 calendar days are valued at 114.2%.

               (B) The S&P Discount Factor for shares of unrated Money Market Funds affiliated with the Trust used as "sweep" vehicles will be 110%. Money Market Funds rated "AAAm" will be discounted at the appropriate level as dictated by the exposure period. No S&P Discount Factor will be applied to Money Market Funds rated AAAm by S&P with effective next day maturities.

      (eeee) "S&P Eligible Assets" means:

            (i)   Deposit Securities;

            (ii)  U.S. Government Obligations of U.S. Government Agencies;

            (iii) Corporate Indebtedness. Evidences of indebtedness other than Deposit Securities, U.S. Government Obligations and Municipal Obligations that are not convertible into or exchangeable or exercisable for stock of a corporation (except to the extent of ten percent (10%) in the case of a share exchange or tender offer) ("Other Debt") and that satisfy all of the following conditions:

            (iv) be no more than 10% of total assets may be below a S&P rating of BBB- , or comparable Moody's or Fitch rating, or unrated;

            (v) the remaining term to maturity of such Other Debt will not exceed fifty (50) years;

               (A) such Other Debt must provide for periodic interest payments in cash over the life of the security;

               (B) no more than 10% of the issuers of such evidences of indebtedness do not file periodic financial statements with the Commission;

               (C) which, in the aggregate, have an average duration of not more than 12 years.

            (vi) Convertible Corporate Indebtedness. Evidences of indebtedness other than Deposit Securities, U.S. Government Obligations and Municipal Obligations that are convertible into or exchangeable or exercisable for stock of a corporation and that satisfy all of the following conditions:

               (A) such evidence of indebtedness is rated at least CCC by S&P;
          and

               (B) if such evidence of indebtedness is rated BBB or lower by S&P, the market capitalization of the issuer of such evidence of indebtedness is at least $100 million;

            (vii) Agency Mortgage Collateral. Certificates guaranteed by U.S. Government Agencies (as defined below) (e.g., FNMA, GNMA and FHLMC) for timely payment of interest and full and ultimate payment of principal. Agency Mortgage Collateral also evidence undivided interests in pools of level-payment, fixed, variable, or adjustable rate, fully amortizing loans that are secured by first liens on one- to four-family residences residential properties (or in the case of Plan B FHLMC certificates, five or more units primarily designed for residential use) ("Agency Mortgage Collateral").

            (viii) Mortgage Pass-Through Certificates. Publicly issued instruments maintaining at least a AA- ratings by S&P. Certificates evidence proportional, undivided interests in pools of whole residential mortgage loans. Pass-through certificates backed by pools of convertible ARMs are acceptable as eligible collateral at 5 points above the levels established for pass-through certificates backed by fixed or non-convertible ARM pools.

            (ix) Preferred Stocks. Preferred stocks that satisfy all of the following conditions:

               (A) The preferred stock issue has a senior rating from S&P, or the preferred issue must be rated. In the case of Yankee preferred stock, the issuer should have a S&P senior rating of at least "BBB-", or the preferred issue must be rated at least "BBB-".

               (B) The issuer -- or if the issuer is a special purpose corporation, its parent -- is listed on either the New York Stock Exchange, the American Stock Exchange or NASDAQ if the traded par amount is less than $1,000. If the traded par amount is $1,000 or more exchange listing is not required.

               (C) The collateral pays cash dividends denominated in U.S.
         dollars.

               (D) Private placement 144A with registration rights are eligible assets.

               (E) The minimum market capitalization of eligible issuers is US$100 million.

      Restrictions for floating-rate preferred stock:

               (A) Holdings must be limited to stock with a dividend period of less than or equal to 49 days, except for a new issue, where the first dividend period may be up to 64 days.

               (B) The floating-rate preferred stock may not have been subject to a failed auction.

      Restrictions for adjustable -- or auction-rate preferred stock:

               (A) The total fair market value of adjustable-rate preferred stock held in the portfolio may not exceed 10% of eligible assets.

      Concentration Limits:

               (A) Total issuer exposure in preferred stock of any one issuer is limited to 10% of the fair market value of eligible assets.

               (B) Preferred stock rated below B - (including non-rated preferred stock) and preferred stock with a market cap of less than US$100 million are limited to no more than 15% of the fair market value of the eligible assets.

               (C) Add 5 points to over-collateralization level for issuers with a senior rating or preferred stock rating of less than BBB - .

               (D) Add 10 point to over-collateralization level of issuers with no senior rating, preferred stock rating or dividend history.

            (x) Common Stocks of REITs, Other Real Estate Companies, and non-Real Estate Companies. Common stocks of REITs, Other Real Estate Companies, and non-Real Estate Companies that satisfy all of the following conditions:

               (A) The Trust does not hold a number of common shares of an issuer in excess of the average monthly trading volume over the preceding 12 months.

               (B) Each common stock has a minimum market capitalization of at least $100 million.

               (C) Restricted stocks (144a securities) or any pink sheet stocks (generally, stocks that are not carried in daily over-the-counter newspaper listings) are ineligible.

               (D) The Trust may not hold any equity unless it has been listed on an exchange or traded for more than one year and one quarter, or 15 months (eligible stock exchanges are the New York Stock Exchange, American Stock Exchange, Philadelphia Stock Exchange, Boston Stock Exchange, Washington Stock Exchange, Midwest Stock Exchange, Pacific Stock Exchange, NASDAQ, and National Market Quotations).

              Escrow Bonds may comprise 100% of the Trust's S&P Eligible Assets. Bonds that are legally defeased and secured by direct U.S. Government Obligations are not required to meet any minimum issuance size requirement. Bonds that are economically defeased or secured by other U.S. Agency paper must meet the minimum issuance size requirement for the Trust described above. Bonds initially rated or rerated as an escrow bond by another Rating Agency are limited to 50% of the Trust's S&P Eligible Assets, and carry one full rating lower than the equivalent S&P rating for purposes of determining the applicable discount factors. Bonds economically defeased and either initially rated or rerated by S&P or another Rating Agency are assigned that same rating level as its debt issuer, and will remain in its original industry category unless it can be demonstrated that a legal defeasance has occurred.

              With respect to the above, the Trust's portfolio must consist of no less than 20 issues representing no less than 10 industries as determined by the S&P Industry Classifications and S&P Real Estate Industry/Property sectors.

              For purposes of determining the discount factors applicable to collateral not rated by S&P, the collateral will carry an S&P rating one full rating level lower than the equivalent S&P rating.

            (xi)  Rule 144A Securities.

            (xii) Municipal Obligations. A Municipal Obligation owned by the Trust that (1) is interest bearing and pays interest at least semi-annually; (2) is payable with respect to principal and interest in U.S. Dollars; (3) The bonds should have an original issuance size of $10 million or greater and any securities with an issuance size of under $10 million must be rated "AA" or better by Standard & Poor's; or, if not rated by S&P but rated equivalent or higher to an AA by another nationally recognized statistical rating organization, on a case by case basis; (4) is not subject to a covered call or put option written by the Trust; (5) except for Inverse Floaters, is not part of a private placement of Municipal Obligations; (6) the bonds are issued by any of the 50 states of the U.S., its territories, and their subdivisions, counties, cities, towns, villages, and school districts; by agencies such as authorities and special districts created by the states; and by certain federally sponsored agencies such as local housing authorities. Payments made on these bonds are exempt from federal income taxes and are generally exempt from state and local taxes in the state of issuance; (7) fifty percent of the aggregate fair market value of the pledged pool may be rated by a nationally recognized statistical rating organization other than Standard & Poor's; and (8) except for Inverse Floaters, is part of an issue of Municipal Obligations with an original issue size of at least $10 million. Any Municipal Obligation that is a part of an original issue size of less than $10 million must carry a rating of at least AA by S&P or an equivalent rating by another nationally recognized statistical rating organization and the Market Value of such Municipal Obligations may not exceed 20% of the aggregate Market Value of

      S&P Eligible Assets. Solely for purposes of this definition, the term "Municipal Obligation" means any obligation the interest on which is exempt from regular Federal income taxation and which is issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities.

      (ffff) "S&P Exposure Period" means the sum of (1) that number of days from the last Valuation Date on which the Trust's Discounted Value of S&P Eligible Assets were greater than the Preferred Shares Basic Maintenance Amount to the Valuation Date on which the Trust's Discounted Value of S&P Eligible Assets failed to exceed the Preferred Shares Basic Maintenance Amount, (2) the maximum number of days following a Valuation Date that the Trust has under these By-Laws to cure any failure to maintain a Discounted Value of S&P Eligible Assets at least equal to the Preferred Shares Basic Maintenance Amount, and (3) the maximum number of days the Trust has to effect a mandatory redemption under
Section 8.6(b).

      (gggg) "S&P Transaction" has the meaning specified in Section 8.3(c).

      (hhhh) "S&P Industry Classification" means, for the purposes of determining S&P Eligible Assets, each of the following industry classifications (as defined by the S&P global industry classification):

       Aerospace & Defense
       Air Freight and Logistics Airlines
       Automobiles
       Automobile Components
       Beverages
       Biotechnology
       Building Products
       Cable
       Capital Markets
       Computers & Peripherals
       Commercial Banks
       Commercial Services & Supplies
       Communications Equipment
       Construction & Engineering
       Consumer Finance
       Containing & Packaging
       Distributors
       Diversified Financial Services
       Diversified Telecommunication Services
       Electric Utilities
       Electrical Equipment
       Electronic Equipment & Instrument
       Energy Equipment & Services
       Food & Staples Retailing
       Food Products
       Gas Utilities
       Healthcare Equipment & Supplies
       Healthcare Providers & Services
       Hotels, Restaurants & Leisure
       Household Durables
       Household Products
       Industrial Conglomerates
       Insurance
       Internet & Catalog Retail
       Internet Software & Services
       IT Services

       Leisure Equipment & Products
       Machinery
       Marine
       Media
       Metals & Mining
       Office Electronics
       Oil & Gas
       Packaging and Containers
       Paper & Forest Products
       Personal Products
       Pharmaceuticals
       Real Estate
       Retail
       Road & Rail
       Software
       Specialty Retail
       Semiconducters and Semi Conducter Equipment
       Textiles, Apparel and Luxury Goods
       Thrift & Mortgage Finance
       Tobacco
       Trading Companies & Distributors
       Transportation and Infrastructure
       Transportation Utilities
       Water Utilities
       Wireless Telecommunication Services

      (iiii) "S&P Real Estate Industry/Property Sector Classification" means, for the purposes of determining S&P Eligible Assets, each of the following Industry Classifications (as defined by NAREIT):

      1.    Office
      2.    Industrial
      3.    Mixed
      4.    Shopping Centers
      5.    Regional Malls
      6.    Free Standing
      7.    Apartments
      8.    Manufactured Homes
      9.    Diversified
      10.   Lodging/Resorts
      11.   Health Care
      12.   Home Financing
      13.   Commercial Financing
      14.   Self Storage
      15.   Specialty

      The Trust will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment, and, when necessary, will consult with the independent auditor and/or S&P, as necessary.

      (jjjj) "Securities Act" means the Securities Act of 1933, as amended from time to time.

      (kkkk) "Securities Depository" means The Depository Trust Company and its successors and assigns or the successor depository selected by the Trust as securities depository for the APS that agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

      (llll) "Sell Order" and "Sell Orders" have the respective meanings specified in Section 8.9(a)(i)(C).

      (mmmm) "Share Books" means the share transfer books of the Trust maintained by the Preferred Shares Paying Agent with respect to the APS.

      (nnnn) "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than fourteen nor more than 364.

      (oooo) "Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets)

            (i) commercial paper rated either F1 by Fitch or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F1+ by Fitch or A-1+ by S&P if such commercial paper matures in over 30 days;

            (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

            (iii) overnight funds;

            (iv)  U.S. Government Securities; and

            (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

      (pppp) "Special Rate Period," with respect to shares of a series of APS, has the meaning specified in Section 8.4(c).

      (qqqq) "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both of (i) a period (a "Non-Call Period") determined by the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the APS subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the APS subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to

$25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Trust after consultation with the Auction Agent and the Broker-Dealers.

      (rrrr) "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

      (ssss) "Submission Deadline" means 1:30 P.M., New York city time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

      (tttt) "Submitted Bid" And "Submitted Bids" have the respective meanings specified in Section 8.9(c)(i).

      (uuuu) "Submitted Hold Order" and "Submitted Hold Orders" have the respective meanings specified in Section 8.9(c)(i).

      (vvvv) "Submitted Order" and "Submitted Orders" have the respective meanings specified in Section 8.9(c)(i).

      (wwww) "Subsequent Rate Period," means, with respect to shares of a series of APS, the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

      (xxxx) "Substitute Rating Agency" means a Rating Agency selected by the Trust to act as the substitute Rating Agency to determine the credit ratings of the APS.

      (yyyy) "Treasury Bonds" means U.S. Treasury Bonds or notes.

      (zzzz) "U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. For purposes of determining the "U.S. Treasury Bill Rate" the "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such ate, obtained from at least three recognized primary U. S. Government securities dealers selected by the Auction Agent.

      (aaaaa) "U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively treaded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U. S Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. For purposes of determining the U.S. Treasury Note rate, the "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

      (bbbbb) "U.S. Treasury Securities" means obligations issued by the United States of America which are not zero coupon securities (other than Treasury bills), except that, for purposes of determining Eligible Assets, such obligations must be direct obligations of the United States Government (not including zero coupon securities).

      (ccccc) "Valuation Date" means, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue or such other date as agreed to by the Rating Agency.

      (ddddd) "Winning Bid Rate" has the meaning specified in Section 8.9(c)(i)(C).

      All references in these By-Laws to securities ratings by Standard & Poor's or Moody's shall, unless otherwise indicated, include all securities within such rating categories (i.e. (+), (-) or without either modifier for Standard & Poor's or a numerical modifier for Moody's).

Section 8.3. Investment Company Act Preferred Share Asset Coverage and Preferred Shares Basic Maintenance Amount Coverage.

      (a) The Trust shall maintain, as of the last Business Day of each month in which any APS are Outstanding, the Investment Company Act Preferred Share Asset Coverage.

      (b) So long as APS are Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the APS), or S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if S&P is then rating the APS).

      (c) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to the Independent Accountant and the Auction Agent a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report. The Trust shall also deliver a Preferred Shares Basic Maintenance Report to (i) the Auction Agent and S&P as of the last Valuation Date of each calendar month (or, if such day is not a Business Day, the immediately prior Business Day) and (ii) the Independent Accountant as of the last Valuation Date of each calendar month (or, if such day is not a Business Day, the immediately prior Business Day), in each case on or before the third Business Day after such day. A failure by the Trust to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

      (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (c) of this Section
8.3 relating to each Annual Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the APS) or S&P (if S&P is then rating the APS) and the Auction Agent (i) the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Trust during the quarter ending on such Annual Valuation Date), (ii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust correctly determined in accordance with these By-Laws the assets of the Trust which constitute Moody's Eligible Assets (if Moody's is then rating the APS) or S&P Eligible

Assets (if S&P is then rating the APS), (iii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust determined whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these By-Laws, Moody's Eligible Assets or S&P Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, (iv) with respect to the Moody's ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Preferred Shares Basic Maintenance Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences) and
(v) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, the Independent Accountant has traced the price used in such Preferred Shares Basic Maintenance Report to the bid or mean price listed in such Preferred Shares Basic Maintenance Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Auditor's Confirmation").

      (e) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (c) of this Section
8.3 relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the APS) and the Auction Agent an Auditor's Confirmation as to such Preferred Shares Basic Maintenance Report.

      (f) If any Auditor's Confirmation delivered pursuant to paragraph (d) or
(e) of this Section 8.3 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the APS) or S&P Eligible Assets (if S&P is then rating the APS) of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the APS) or S&P (if S&P is then rating the APS) and the Auction Agent promptly following receipt by the Trust of such Auditor's Confirmation.

      (g) On or before 5:00 p.m., New York City time, on the fifth Business Day after the Date of Original Issue of any APS, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS) or S&P (if S&P is then rating the APS) a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue.

      (h) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Trust shall have redeemed Common Shares or (ii) on any Valuation Date, the Discounted Value of Moody's Eligible Assets or S&P Eligible Assets is less than or equal to the Preferred Shares Basic Maintenance Amount, or (iii) whenever requested by Moody's or S&P, the Trust shall notify S&P and shall complete and deliver to Moody's (if Moody's is then rating the APS) a Preferred Shares Basic Maintenance Report as of the date of such event.

      (i) Notwithstanding the provisions of paragraph (c) of this Section 8.3, the Trust shall not be required to deliver to S&P a Preferred Shares Basic Maintenance Report for a particular Valuation Date if the Trust has maintained during the period covered by such Preferred Shares Basic Maintenance Report S&P Eligible Assets having an average weighted aggregate S&P Discounted Value equal to or greater than 200% of the Preferred Shares Basic Maintenance Amount.

Section 8.4.      Dividends.

      (a)   General.

            (i) Ranking. The shares of a series of the APS shall rank on a parity with each other, with shares of any other series of the APS and with shares of any other series of preferred shares that is not designated as junior to the APS as to the payment of dividends by the Trust.

            (ii) Cumulative Cash Dividends. The Holders of any series of APS shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration of Trust, these By-Laws and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in Section 8.4(b), and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (b) of this Section 8.4. Holders of APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on APS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on APS which may be in arrears, and, except to the extent set forth in Section 8.4(b)(ii), no additional sum of money shall be payable in respect of any such arrearage.

            (iii) Dividends Cumulative From Date of Original Issue. Dividends on any series of APS shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

            (iv)  Dividend Payment Dates and Adjustment Thereof.

               (A) The Dividend Payment Dates with respect the APS, for the Initial Rate Period, shall be on as set forth in the following table:


           Series                Initial Dividend Payment Date
           ------                -----------------------------
          Series M                         [ ], 2004
          Series W                         [ ], 2004
          Series TH                        [ ], 2004
          Series F                         [ ], 2004

               (B) The Dividend Payment Date for any Subsequent Rate Period shall be (i) with respect to any Dividend Period of seven days and any Short Term Dividend Period of 35 or fewer days, on the Business Day next succeeding the last day of such Subsequent Rate Period, and (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the Business Day next succeeding the last day of such Subsequent Rate Period (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date; and

               (C) Notwithstanding the foregoing, the Trust in its discretion may establish the Dividend Payment Dates other than as provided in
         Section 8.4(a)(iv) in respect of any Special Rate Period of shares of a series of APS consisting of more than seven Rate Period days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof.

               (D) The Dividend Payment Dates for any series of APS subsequently established by the Trust shall be as set forth in resolutions of the Board of Trustees establishing such series.

      (b)   Dividend Rates and Calculation of Dividends.

            (i) Dividend Rates. The dividend rate on the APS during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth below:

                          Series           Initial Dividend Rate
                          ------           ---------------------
                    Series M                       [ ]%
                    Series W                       [ ]%
                    Series TH                      [ ]%
                    Series F                       [ ]%

            The initial dividend rate on any series of APS subsequently established by the Trust shall be the rate set forth in or determined in accordance with the resolutions of the Board of Trustees establishing such series.

            (ii) For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date immediately preceding such Subsequent Rate Period; provided, however, that if:

               (A) an Auction for any such Subsequent Rate Period is not held for any reason other than as described below, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Applicable Rate for shares of such series on the Auction Date therefor;

               (B) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof, but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 8.4(b)(iv) and the Trust shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (X) 300% of the "AA" Financial Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (Y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with Section 8.4(b)(iv) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to Section 8.6(c), an amount computed by multiplying (x) 300% of the "AA" Financial Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 8.4(b)(iv) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the Subsequent Rate Period thereof and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Applicable Rate for shares of such series on the Auction Date for such Subsequent Rate Period; and

               (C) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof, and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with Section 8.4(b)(iv) or the Trust shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with
         Section 8.4(b)(iv) and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Non-Payment Period Rate for shares of such series on the Auction Date for such Subsequent Rate Period.

            (iii) Calculation of Dividends. The amount of dividends per share payable on shares of a series of APS on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of seven Rate Period days or is a Short Term Dividend Period and 360 for any Long Term Dividend Period, and applying the rate obtained against $25,000. The amount so obtained shall be rounded to the nearest cent.

            (iv) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in
      Section 8.4(b)(ii), the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the

      Trust pursuant to Section 8.6(c); provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of APS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

            (v) Dividend Payments by Trust to Auction Agent. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of APS, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

            (vi) Auction Agent as Trustee of Dividend Payments by Trust. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in Section 8.4(a)(vi). Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

            (vii) Dividends Paid to Holders. Each dividend on APS shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

            (viii) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

      (c)   Designation of Special Rate Periods.

            (i) The Trust, at its option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, may request that the next succeeding Dividend Period for any series of APS will be a number of days (other than seven days) evenly divisible by seven, and not fewer than fourteen nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period (and any such request will be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions have been paid in full, and provided further that the Trust may not request a Special Dividend Period that is a Long Term Dividend Period unless the Trust shall have received written confirmation from Moody's (or any Substitute Rating Agency) that the Trust's election of the proposed Long Term Dividend Period would not impair the rating then assigned by Moody's (or any Substitute Rating Agency) of the applicable series of APS. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for the APS of that series and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for the APS of that series. Upon receiving such Request for Special Dividend Period, the Broker-Dealers jointly shall determine the Optional Redemption Price of the APS of that series during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction date. In making such determination, the Broker-Dealers will consider (i) existing short-term and long-term market rates and indices of such short-term and long-term rates, (ii) existing market supply and demand for short-term and long-term securities, (iii) existing yield curves for short-term and long-term securities comparable to the APS, (iv) industry and financial conditions which may affect the APS of that series,
      (v) the investment objectives of the Trust and (vi) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders.

             (ii) After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust, by no later than the second Business Day prior to such Auction Date, may give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository, each Broker-Dealer and the Rating Agency which notice will specify the duration of the Special Dividend Period. The Trust will not give a Notice of Special Dividend Period and, if such Notice of Special Dividend Period was given already, will give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, the Securities Depository and the Rating Agency on or prior to the Business Day prior to the relevant Auction Date if (x) either the Investment Company Act Preferred Shares Asset Coverage or the Preferred Shares Basic Maintenance Amount is not satisfied, on each of the two Business Days immediately preceding the Business Day prior to the relevant Auction Date or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Special Dividend Period to the Rating Agency. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of the factors enumerated in clause (x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period, the next succeeding Dividend Period for that series of APS will be a seven day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, the next succeeding Dividend Period will be a seven day Dividend Period, and the Trust may not again give a Notice of Special Dividend Period (and any such attempted notice will be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a seven day Dividend Period.


      (d)   Restrictions on Dividends.

            (i) Dividends on Shares Other Than the APS. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the APS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the APS through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the APS through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the APS through their most recent respective dividend payment dates, all dividends declared upon the APS and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with APS shall be declared pro rata so that the amount of dividends declared per share on APS and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the Trust and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of APS shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

            (ii) Dividends and Other Distributions with Respect to Common Shares Under the Investment Company Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the APS have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the Investment Company Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed- end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

            (iii) Other Restrictions on Dividends and Other Distributions. For so long as any APS are outstanding, and except as set forth in Section 8.4(d) and Section 8.6(b), (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of APS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of APS required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) or S&P Eligible Assets (if S&P is then rating the APS) would at least equal the Preferred Shares Basic Maintenance Amount.


Section 8.5.      Liquidation Rights.

      (a) The shares of a series of APS shall rank on a parity with each other, with shares of any other series of preferred shares not designated as junior to the APS and with shares of any other series of APS as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust. Upon the liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, Holders shall be entitled to receive, out of the assets of the Trust available for distribution to Shareholders after satisfying claims of creditors but before any payment or distribution to the holders of the Common Shares or on any other class of Shares ranking junior to the shares of each series of APS upon liquidation, a liquidation distribution in the amount of $25,000 per share of each series of APS plus an amount equal to accumulated and unpaid dividends on each shares of such series (whether or not earned or declared) to the date of such distribution. Unless and until payment in full has been made to the Holders of the liquidation distributions to which they are entitled as provided in this Section 8.5, no dividends or distributions will be made to holders of the Common Shares or any other Shares junior to or on parity with the APS on liquidation, and no purchase, redemption or other acquisition for any consideration by the Trust will be made in respect of the Common Shares or any other Shares ranking junior to or on parity with the APS upon liquidation. After the payment to Holders of the full amount of the liquidation distributions to which they are entitled pursuant to the first sentence of this Section 8.5(a), Holders (in their capacity as such Holders) shall have no right or claim to any of the remaining assets of the Trust.

      (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Trust, nor the merger or consolidation of the Trust into or with any other corporation, association, trust or other organization, nor the merger or consolidation of any other corporation, association, trust or other organization into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8.5.

      (c) If the assets of the Trust available for distribution to the Holders upon the dissolution, liquidation or winding up of the Trust, whether voluntary or involuntary, shall be insufficient to pay the full amount of the liquidation distributions to which the Holders are entitled pursuant to Section 8.5(a) above, then such assets shall be distributed among the Holders, together with the holders of any other class or series of preferred shares ranking on parity with the APS, ratably in proportion to the full amount of distribution to which each Holder would have been entitled under such Section 8.5(a).

Section 8.6.      Redemption.

      The shares of each series of APS shall be redeemable by the Trust as provided below:

      (a)   Optional Redemption.

            (i) Except to the extent prohibited by Massachusetts law or the Investment Company Act, the Trust, at its option, may without the consent of the Holders of the APS, redeem APS, in whole or in part, on the Business Day after the last day of a Dividend Period upon not less than 15 calendar days' and not more than 40 calendar days' prior notice; provided that no share of APS may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject. Except with respect to a Call Premium Period, the optional redemption price per share will be $25,000 per share, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

            (ii) If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to subparagraph (i) of this Section 8.6(a), the number of shares of such series to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

            (iii) The Trust may not on any date mail a Notice of Redemption pursuant to Section 8.6(c) in respect of a redemption contemplated to be effected pursuant to this Section 8.6(a) unless on such date (A) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of APS by reason of the redemption of such shares on such redemption date, and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) or S&P Eligible Assets (if S&P is then rating the
      APS) at least equals the Preferred Shares Basic Maintenance Amount, and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets or S&P Eligible Assets at least equals the Preferred Shares Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets, or the S&P Discount Factors applicable to S&P Eligible Assets, shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust.

      (b) Mandatory Redemption. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the APS, if the Trust fails to have Moody's Eligible Assets (if Moody's is then rating the APS) or S&P Eligible Assets (if S&P is then rating the APS) with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or fails to maintain the Investment Company Act Preferred Share Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the APS, and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date, as the case may be. The number of APS to be redeemed shall be equal to the lesser of (i) the minimum number of APS, together with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the

Cure Date, would have resulted in the Trust's having Moody's Eligible Assets with a Discounted Value greater than or equal of the Preferred Shares Basic Maintenance Amount or maintaining the Investment Company Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of APS and other preferred shares the redemption or retirement of which would have had such result, all APS and other preferred shares then outstanding shall be redeemed), and (ii) the maximum number of APS, together with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law. In determining the APS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the requirement of the Trust's having Moody's Eligible Assets or S&P Eligible Assets with a Discounted Value greater than or equal the Preferred Shares Basic Maintenance Amount or the Investment Company Act Preferred Share Asset Coverage, as the case may be, pro rata among APS and other preferred shares (and, then, pro rata among each series of APS) subject to redemption or retirement; provided that, shares of APS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be no later than 30 days after the Trust last met the Preferred Shares Basic Maintenance Amount, except that if the Trust does not have funds legally available for the redemption of all of the required number of the APS and other preferred shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 30 days after such Cure Date, the Trust shall redeem those APS and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to this paragraph (b), the shares of such series to be redeemed shall be selected by lot or such other method that the Trust deems fair and equitable.

      (c) Notice of Redemption. If the Trust shall determine or be required to redeem shares of a series of APS pursuant to paragraph (a) or (b) of this
Section 8.6, it shall mail a Notice of Redemption with respect to such redemption by first-class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Trust on the record date established by the Board of Trustees and to the Auction Agent. Such Notice of Redemption shall be so mailed not less than 15 nor more than 40 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of APS to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; (vii) that the Holders of any shares of a series of APS being so redeemed shall not participate in the Auction, if any, immediately preceding the redemption date; and (viii) the provisions of this Section 8.6 under which such redemption is made. If fewer than all shares of a series of APS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section
8.6 that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

      (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 8.6, if any dividends on shares of a series of APS (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

      (e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust or applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed APS for which a Notice of Redemption has been mailed, dividends may be declared and paid on APS and shall include those APS for which a Notice of Redemption has been mailed.

      (f) Auction Agent as Trustee of Redemption Payments by the Trust. All moneys paid to the Auction Agent for payment of the Redemption Price of APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

      (g) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to Section 8.6(c), upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the APS that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in Section 8.4(b)(ii). The Auction Agent shall pay the Redemption Price to the Holders of APS subject to redemption upon surrender of the certificates for the shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) to be redeemed in accordance with the Notice of Redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the APS called for redemption on such date and (ii) all other amounts to which Holders of APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of APS so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled.

      (h) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 8.6, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the Investment Company Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the Investment Company Act and any applicable Massachusetts law.

      (i) Only Whole APS May be Redeemed. In the case of any redemption pursuant to this Section 8.6, only whole APS shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

      (j) Modification of Redemption Procedures. Notwithstanding any of the foregoing provisions of this Section 8.6, the Trust may modify any or all of the requirements relating to the Notice of Redemption provided that (i) any such modification does not materially and adversely affect any Holder of the relevant series of APS, and (ii) the Trust receives written notice from Moody's (if Moody's is then rating the APS) or S&P (if S&P is then rating the APS) that such modification would not impair the ratings assigned by Moody's or S&P to shares of APS.

Section 8.7.      Voting Rights.

      (a) General. Except as otherwise provided by law and as specified by this
Section 8.7, the Holders of APS shall have equal voting rights with the holders of Common Shares and shall be entitled to one vote for each share of a series of APS on each matter submitted to a vote of the Shareholders of the Trust. For purposes of determining any right of the Holders to vote on any matter, whether such right is created by the Declaration of Trust or these By-Laws, or otherwise, no Holder shall be entitled to vote and no Share of a series of APS shall be deemed to be "outstanding" for the purpose of voting or determining the number of Shares required to constitute a quorum, if prior to or concurrently with the time of determination of Shares entitled to vote or Shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such APS have been deposited in trust with the Preferred Shares Paying Agent for that purpose and the requisite Notice of Redemption with respect to such APS shall have been given as provided in Section 8.6(c) above.

      (b)   Holders of APS to Vote on Certain Other Matters.

            (i) So long as any APS are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the APS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of APS (except that, notwithstanding the foregoing, the Board of Trustees, without the vote or consent of the Holders of APS, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of APS or classes or series of other preferred shares ranking on a parity with APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, if the Trust obtains written confirmation from Moody's (if Moody's is then rating the APS), S&P (if S&P is then rating the APS), or any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the APS) that the issuance of a class or series would not impair the rating then assigned by such rating agency to the APS and the Trust continues to comply with Section 13 of the Investment Company Act, the Investment Company Act Preferred Share Asset Coverage and the Preferred Shares Basic Maintenance Amount requirements); or (b) amend, alter or repeal the provisions of the Declaration of Trust or the By-Laws, whether by merger, consolidation or otherwise, so as to adversely affect any preference, right or power of such APS or the Holders thereof; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of APS will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of APS and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moody's or S&P is then rating the APS and such issuance would, at the time thereof, cause the Trust not to satisfy the Investment Company Act Preferred Share Asset Coverage or the Preferred Shares Basic Maintenance Amount. So long as any shares of the APS are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the APS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the "Affected Series") of APS in a manner different from any other series of APS, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

            (ii) Unless a higher percentage is provided for in the Declaration of Trust, (A) the affirmative vote of the Holders of at least a majority of the APS outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company, (B) the affirmative vote of the Holders of at least a majority of the APS outstanding at the time, voting as a separate class, shall be required to amend the provisions of the Declaration of Trust, which provides for the classification of the Board of Trustees into three classes, and (C) the affirmative vote of the Holders of a "majority of the outstanding APS," voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the Investment Company Act) adversely affecting such shares. The affirmative vote of the holders of a "majority of the outstanding APS," voting as a separate class, shall be required to approve any action not described in the first sentence of this
      Section 8.7(b)(ii) requiring a vote of security holders of the Trust under section 13(a) of the Investment Company Act. For purposes of the foregoing, "majority of the outstanding APS" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of APS is required pursuant to the provisions of section 13(a) of the Investment Company Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the APS) or S&P (if S&P is then rating the APS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the APS) or S&P (if S&P is then rating the APS) of the results of such vote.

      (c)   Election of Trustees; Right to Elect Majority of Board Trustees.

            (i) The Holders of the APS and any other class of APS of the Trust that may be outstanding from time to time, voting separately as a single class, shall be entitled to elect two members of the Board of Trustees, and the holders of the Common Shares, voting separately as a single class, shall be entitled to elect the remaining members of the Board of Trustees. If at any time, however, dividends on any of the APS shall be unpaid in an amount equal to two full years' dividends (whether or not earned or declared) or the Holders of Preferred Shares, including the Auction Preferred Shares are otherwise entitled under the Investment Company Act to elect a majority of the Trustees, then the number of Trustees constituting the Board of Trustees shall automatically be increased by the smallest number such that, when added to the number of Trustees then constituting the Board of Trustees, the incumbent Trustees then elected solely by the Holders of the APS plus such additional Trustees shall constitute a majority of such increased number of Trustees; and at a special meeting of Shareholders, which shall be called and held as provided in Section 8.7(d), and at all subsequent meetings at which Trustees are to be elected, the Holders of the APS and holders of any other class of preferred shares of the Trust ranking on parity with the APS, by majority vote, voting separately as a single class (to the exclusion of the holders of all other series and classes of Shares of the Trust ranking junior to the APS), shall be entitled to elect such smallest number of additional Trustees of the Trust who will constitute a majority of the total number of Trustees of the Trust as so increased. The terms of office of the persons who are Trustees at the time of that election shall continue. If the Trust thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding APS for all past Dividend Periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the additional Trustees elected by the Holders of the APS and holders of any other class of preferred shares of the Trust ranking on parity with the APS (but not the terms of the two incumbent Trustees elected by the Holders of the APS and the remaining incumbent Trustees elected by the Common Shares) shall terminate automatically, subject to the revesting of the rights of the Holders of the APS as provided in the second sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the APS

            (ii) Any vacancy in the office of any Trustees elected by the Holders of the APS may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the APS and any other class of preferred shares of the Trust ranking on parity with the APS, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Any vacancy in the office of any Trustees elected by the holders of the Common Shares may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the Common Shares, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Unless as otherwise provided in the Declaration of Trust, a Trustee elected by the Holders of the APS and any other class of preferred shares of the Trust ranking on parity with the APS may be removed with or without cause, but only by action taken by the Holders of at least a majority of the outstanding APS and any other class of preferred shares of the Trust ranking on parity with the APS. Unless as otherwise provided in the Declaration of Trust, a Trustee elected by the holders of the Common Shares may be removed but only for cause by action taken by the holders of at least 75% of the outstanding Common Shares; provided, however, that if such termination is recommended by two-thirds of the total number of Trustees then in office elected by the holders of the Common Shares, the vote of the holders of at least a majority of the Common Shares then outstanding shall be sufficient authorization.


      (d)   Voting Procedures.

      As soon as practicable after the accrual of any right of the Holders to elect Trustees at a special meeting of Shareholders as described in Section 8.7(c), the Trust shall notify the Auction Agent and the Auction Agent shall call or cause to be called such special meeting by mailing or causing to be mailed a notice of such special meeting to the Holders upon not less than 10 nor more than 45 days prior to the date fixed for the meeting. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such special meeting, it may be called by any Holder on like notice.

      The record date for determining the Holders entitled to notice of and to vote at such meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed.

      The Holders of a majority of the APS then outstanding, present in person or by proxy, will constitute a quorum for the election of additional Trustees. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting for the election of additional Trustees without notice, other than an announcement at the meeting, until a quorum is present, and, subject to Section 8.7(b), to take any other action as shall properly come before such meeting.

      If the right to elect additional Trustees shall have terminated as provided in Section 8.7(c) after the notice of a special meeting provided for in this Section 8.7(d) has been given but before the special meeting shall have been held, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed to the Holders a notice of cancellation of such special meeting.

      (e) Board May Take Certain Actions Without Shareholder Approval. The Board of Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any provision of these By-Laws viewed by Moody's or S&P as a predicate for any such definition or their rating, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of APS or the Holders thereof; provided, however, that the Board of Trustees receives written confirmation from Moody's or S&P (such confirmation being required to be obtained only in the event Moody's or S&P, respectively, is rating the APS) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's or S&P, respectively, to the APS:

      Auditor's Confirmation                                Moody's Industry Classifications
      Annual Valuation Date                                 Moody's Real Estate Industry/Property
                                                            Sector Classification
      Business Day                                          Preferred Shares Basic Maintenance Amount
      Closing Transaction                                   Preferred Shares Basic Maintenance Cure
                                                            Date
      Commercial Paper Dealer                               Preferred Shares Basic Maintenance Report
      Deposit Securities                                    Pricing Service
      Discount Factor                                       Rating Agency
      Discounted Value                                      S&P Discount Factor
      Eligible Assets                                       S&P Eligible Assets
      Exposure Period                                       S&P Exposure Period
      Failure to Deposit                                    S&P Industry Classifications
      Independent Accountant                                S&P Real Estate Industry/Property Sector Classification
      Investment Company Act Cure Date                      Short Term Money Market Instruments
      Investment Company Act Preferred Asset Coverage       Specific Redemption Provisions
      Market Value
      Moody's Discount Factor                               Structured Notes
      Moody's Eligible Assets                               Treasury Bonds
      Moody's Hedging Transaction                           Valuation Date

      (f) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Holders of APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

      (g) No Preemptive Rights Or Cumulative Voting. The Holders of APS shall have no preemptive rights or rights to cumulative voting.

      (h) Voting For Trustees Sole Remedy For Trust's Failure To Pay Dividends. In the event that the Trust fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 8.7.

Section 8.8.      Other Restrictions.

      (a) The Trustees may from time to time in their sole discretion impose restrictions on certain investment practices of the Trust in order to comply with guidelines established by Moody's, S&P or any other Rating Agency that may be rating the Trust's APS at the time.

      (b) For so long as any shares of APS are rated by Moody's, the Trust may buy or sell financial futures contracts, swaps and enter into securities lending agreements, however any other types of hedging transactions will need Moody's written confirmation from that engaging in such transactions would not impair the ratings then assigned to the shares of APS (collectively "Moody's Hedging Transactions"), subject to the following limitations:

            (i) SECURITIES LENDING: The Trust may engage in securities lending in an amount not to exceed 15% of the Trust's total gross assets or such other percentage as the Trust and Moody's may agree. For purposes of calculating the APS Basic Maintenance Amount, such securities lent shall be included as Moody's Eligible Assets with the appropriate Moody's Discount Factor (for Corporate Debt Securities in Section [ ]) applied to each such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the APS Basic Maintenance Amount. Moreover, the Trust may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these By-laws in securities that otherwise would qualify as Moody's Eligible Assets. As collateral for securities lent, the Trust also may receive securities that otherwise would qualify as Moody's Eligible Assets. In either such event, to the extent that the securities lending collateral constitutes Moody's Eligible Assets, if the value of such collateral exceeds, whether due to appreciation or otherwise, the value of the securities lent, in each case after applying the appropriate Moody's Discount Factor, such excess shall be included as a Moody's Eligible Asset. Conversely, if the discounted value of such securities lending collateral is less than the discounted value of the securities lent, such difference shall be included as an obligation/liability of the Trust for purposes of calculating the APS Basic Maintenance Amount.

            (ii) SWAPS (INCLUDING TOTAL RETURN SWAPS, INTEREST RATE SWAPS AND CREDIT DEFAULT SWAPS): Total Return and Interest Rate Swaps are subject to the following provisions:

               (A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the APS Basic Maintenance Amount. If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total Moody's Eligible Assets in calculating the APS Basic Maintenance Amount.

               (B) In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Moody's Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the outstanding shares of APS. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's rating of A3.

               (C) The underlying securities subject to a Credit Default Swap sold by the Trust will be subject to the applicable Moody's Discount Factor (for Corporate Debt Securities in Section [ ]) for each security subject to the swap;

               (D) If the Trust purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor (for Corporate Debt Securities in Section [ ]) assessed based on the counterparty rating; and

               (E) The Trust will not include a Credit Default Swap as a Moody's Eligible Asset purchased by the Trust without the Trust holding the underlying security or when the Trust buys a Credit Default Swap for a basket of securities without holding all the securities in the basket.

If not otherwise provided for in (a)(i)-(iii) above, derivative instruments shall be treated as follows: Any derivative instruments will be valued pursuant to the Trust's Valuation Procedures on a Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, as appropriate, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the APS Basic Maintenance Amount. Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is not based upon an individual security or securities that are Moody's Eligible Assets will either have a mutually agreed upon valuation by Moody's and the Trust for purposes of determining Moody's Eligible Assets or will be excluded from Moody's Eligible Assets. Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is based upon an individual security or securities that are Moody's Eligible Assets (e.g., a purchased call option on a bond that is in-the-money) will be valued as follows for purposes of determining Moody's Eligible Assets: (A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be reduced by applying the Moody's Discount Factor (as it would apply to the underlying security or securities) and then added to Moody's Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be (1) reduced as described in (A) and (2) further reduced by applying to the remaining amount the Moody's Discount Factor determined by reference to the credit rating of the derivative counterparty, with the remaining amount after these reductions then added to Moody's Eligible Assets.

The purchase or sale of any exchange-traded futures, option or option on futures contract based on an index approved by Moody's is subject to the following limitations (exempt are transactions that are terminating contracts already held by the Trust):

      - For financial futures contracts based on an index the total number of contracts purchased should not exceed 10% of the average open interest for the 30 days preceding the purchase of such transaction as reported by The Wall Street Journal or other respectable news source approved by Moody's;

      - Financial futures contracts based on an index approved by Moody's are limited to 80% of Moody's Eligible Assets or 50% of the Trust's holdings, whichever is greater;

      - Financial futures contracts based on an index should be limited to clearinghouses that are rated no lower than A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch, rated A by S&P or Fitch).

The Trust may engage in financial futures contracts to close out any outstanding financial futures contract based on any index approved by Moody's, if the average open interest for the 30 days preceding the transaction as reported by The Wall Street Journal or any other respectable news source approved by Moody's is equal to or greater than the amount to be closed as determined by Moody's and the Trust.

The Trust will engage in a Closing Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

The Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

The Trust will not:

            (x) engage in options and futures transactions for leveraging or speculative purposes;

            (y) write any call option or sell any financial futures contracts for the purpose of hedging an anticipated purchase of an asset;

            (z) Enter into an option or futures transaction unless Moody's has been notified of the Trust's intentions. In addition, the Trust must present to Moody's that it will continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

      (c) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver to Moody's shall be as follows:

            (i) The call option written by the Trust must be either exchange-traded and "readily reversible" or expire within 49 days after the date of valuation and should be valued at the lesser of:

               (A) the Discounted Value, or

               (B) the exercise price of the call option written by the Trust;

            (ii) Assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

            (iii) Assets subject to put options written by the Trust shall be valued at the lesser of:

               (A) the exercise price of the put option or

               (B) the Discounted Value of the subject security

            (iv) Where delivery of a security or class of securities may be made to the Trust, it shall take delivery of the security or class of securities with the lowest Discounted Value.

               (A) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust:

                  (1) 10% of the exercise price of a written call option;

                  (2) The exercise price of any written put option;

                  (3) The settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and

                  (4) 105% of the Market Value of the underlying futures
            contracts if the Trust writes call options on a futures contract and does not own the underlying contract.

               (B) For so long as any AMPS are rated by Moody's, the Trust may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time ("Forward Commitments"), provided that:

                  (1) The Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MTG-1, MIG-1, or Baa or higher by Moody's or, if not rated by Moody's, rated A1+/AA, SP-1+/AA, A or AA or higher by S&P, and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party or long-term fixed income securities with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

                  (2) The Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Forward Commitments will be calculated by applying the respective Moody's Discount Factor.

      (d) For so long as any shares of APS are rated by S&P, the Trust shall not purchase or sell interest rate locks, swaps, caps, floors, collars, futures contracts, write, purchase, or sell options on futures contracts, or write put options (except covered put options) or call options (except covered call options), unless it receives written confirmation from S&P that engaging in such transactions shall not impair the ratings then assigned to such Shares by S&P, except that the Trust may purchase or sell futures contracts based on a municipal bond index or treasury bonds and write, purchase, or sell put and call options on such contracts (collectively, the "S&P Hedging Transactions"), subject to the following limitations:

            (i) The Trust shall not engage in any S&P Hedging Transaction based on the municipal index securities (other than transactions which terminate a futures contract or option held by the Trust taking an opposite position thereto, hereinafter ("Closing Transactions"), which would cause the Trust at the time of such transaction to own or have sold the least of (A) more than one thousand (1,000) outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal Index exceeding in number twenty-five percent (25%) of the quotient of the Market Value of the Trust total assets divided by One Thousand Dollars ($1,000), or (C) outstanding futures contracts based on the Municipal Index exceeding in number ten percent (10%) of the average number of daily traded futures contracts based on the Municipal Index in the thirty (30) days preceding the time of effecting such transaction as reported by The Wall Street Journal.

            (ii) The Trust shall not engage in any S&P Hedging Transaction based on taxable securities (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds exceeding in number fifty percent (50%) of the quotient of the Market Value of the Trust total assets divided by One Hundred Thousand Dollars($100,000) (Two Hundred Thousand Dollars ($200,000) in the case of the two (2) year U.S. Treasury Note), or (B) outstanding futures contracts based on Treasury Bonds exceeding in number ten percent (10%) of the average number of daily traded futures contracts based on Treasury Bonds in the thirty (30) days preceding the time of effecting such transaction as reported by The Wall Street Journal.

            (iii) The Trust shall engage in Closing Transactions to close out any outstanding future contracts which the Trust owns or has sold or has an outstanding option thereon in the event (A) the Trust does not have S&P Eligible Assets with an aggregate S&P Discounted Value equal to or greater than the Asset Maintenance Amount on two consecutive Valuation Dates, and (B) the Trust is required to pay the Variation Margin on the second such Valuation Date.

            (iv) The Trust shall engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms.

            (v) When the Trust writes a futures contract or option thereon, it shall either maintain an amount of cash, cash equivalents, or highly liquid securities in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of the Initial Margin and the Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security.

For purposes of determining whether the Trust has S&P Eligible Assets with an aggregate S&P Discounted Value that equals or exceeds the Asset Maintenance Amount, the S&P Discounted Value of cash or securities held for the payment of the Initial Margin or the Variation Margin shall be zero (0) and the aggregate S&P Discounted Value for the S&P Eligible Assets shall be reduced by an amount equal to (A) thirty percent (30%) of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (B) twenty-five percent (25%) of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

            (vi) For so long as the Shares are rated by S&P, the Trust shall not, unless it has received written confirmation from S&P that such action would not impair the rating then assigned to Shares by S&P:

               (A) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of Ten Million Dollars ($10,000,000) and an amount equal to five percent (5%) of the Market Value of the Trust's total assets at the time of such borrowings and which borrowings shall be repaid within sixty (60) days and not be extended or renewed and shall not cause the aggregate S&P Discounted Value for the S&P Eligible Assets or Fitch Discounted Value for the Fitch Eligible Assets to be less than the Asset Maintenance Amount);

               (B) engage in short sales of securities;

               (C) lend any securities;

               (D) issue any class or series of stock ranking prior to the Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation, or winding up of the Trust;

               (E) reissue any Share previously purchased or redeemed by the Trust;

               (F) merge or consolidate into or with any other entity;

               (G) change the Pricing Service; or

               (H) engage in dollar rolls and reverse repurchase agreements.

            (vii) buy or sell exchange-traded financial futures contracts based on any index approved by S&P or Treasury Bonds, buy, write or sell exchange-traded put options on such futures contracts, any index approved by S&P or Treasury Bonds, or buy, write or sell exchange-traded call options on such financial futures contracts, any index approved by S&P or Treasury bonds ("S&P Hedging Transactions"), subject to the following limitations:

               (A) for each net long or short position in S&P Hedging Transactions, the Trust will maintain in a segregated account with the Trust's custodian an amount of cash or readily marketable securities having a value, when added to any amounts on deposit with the Trust's futures commission merchants or brokers as margin or premium for such position, at least equal to the market value of the Trust's potential obligations on such position, marked-to-market on a daily basis, in each case as and to the extent required by the applicable rules or orders of the Commission or by interpretations of the Commission's staff;

               (B) the Trust will not engage in any S&P Hedging Transaction which would cause the Trust at the time of such transaction to own or have sold the lesser of outstanding futures contracts based on any of the aforementioned indices exceeding in number 10% of the average number of daily traded futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

               (C) the Trust will engage in closing transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Share Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay variation margin on the second such Valuation Date;

               (D) the Trust will engage in a closing transaction to close out any outstanding futures contract or option thereon at least one week prior to the delivery date under the terms of the futures contract or option thereon unless the corporation holds the securities deliverable under such terms; and

               (E) when the Trust writes a futures contract or option thereon, either the amount of margin posted by the Trust (in the case of a futures contract) or the marked-to-market value of the Trust's obligation (in the case of a put option written by the Trust) shall be treated as a liability of the Trust for purposes of calculating the Preferred Share Basic Maintenance Amount, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security and the Trust does not wish to treat its obligations with respect thereto as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount, it shall hold such underlying security in its portfolio and shall not include such security to the extent of such contract or option as an S&P Eligible Asset.

Section 8.9.      Auction Procedures.

      (a)   Orders.

            (i) Prior to the Submission Deadline on each Auction Date for shares of a series of APS:

               (A) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                  (1) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                  (2) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                  (3) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

               (B) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

               (C) For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (A)(1), (A)(2), (A)(3) or (B) of this Section 8.9(a)(i) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (A)(1) of this Section 8.9(a)(i) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (A)(2) or (B) of this
         Section 8.9(a)(i) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (A)(3) of this Section 8.9(a)(i) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

               (D) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                  (1) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                  (2) such number or a lesser number of Outstanding shares of such series to be determined as set forth in Section 8.9(d)(i)(A)(4) if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                  (3) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Applicable Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in Section 8.9(d)(i)(A)(4) if the rate specified therein shall be higher than the Maximum Applicable Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

               (E) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                  (1) the number of Outstanding shares of such series specified in such Sell Order; or

                  (2) such number or a lesser number of Outstanding shares of such series as set forth in Section 8.9(d)(i)(B)(3) if Sufficient Clearing Bids for shares of such series do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of APS shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (iii) of Section 8.9(b) if (X) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of Section 8.9(f) or (Y) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker Dealer believes it is not the Existing Holder of such shares.

               (F) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                  (1) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                  (2) such number or a lesser number of Outstanding shares of such series as set forth in Section 8.9(d)(i)(A)(5) if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

            (ii) No Order for any number of APS other than whole shares shall be valid.

      (b)   Submission of Orders by Broker-Dealers to Auction Agent.

            (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for APS of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

               (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

               (B) the aggregate number of shares of such series that are the subject of such Order;

               (C) to the extent that such Bidder is an Existing Holder of shares of such series:

                  (1) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

                  (2) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                  (3) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

               (D) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

            (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

            (iii) If an Order or Orders covering all of the outstanding APS of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 91 days, the Auction Agent shall deem a Sell order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

            (iv) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding APS of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

               (A) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

               (B)

                  (1) any Bid for shares of such series shall be considered
            valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (A) above;

                  (2) subject to subclause (1), if more than one Bid of an
            Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                  (3) subject to subclauses (1) and (2), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess;

                  (4) in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (B) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

               (C) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (A) above and valid Bids referred to in clause (B) above.

            (v) If more than one Bid for one or more shares of a series of APS is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

            (vi) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

      (c) Determination of Sufficient Clearing Bids, Winning Bids Rate and Applicable Rate.

            (i) Not earlier than the Submission Deadline on each Auction Date for shares of a series of APS, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

               (A) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS" of such series);

               (B) from the Submitted Orders for shares of such series whether:

                  (1) the number of Outstanding shares of such series subject to
            Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate for shares of such series exceeds or is equal to the sum of:

                  (2) the number of Outstanding shares of such series subject to
            Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Applicable Rate for shares of such series; and

                  (3) the number of Outstanding shares of such series subject to
            Submitted Sell Orders

         (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (2) and (3) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

               (C) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                  (1) (X) each such Submitted Bid of Existing Holders specifying such lowest rate and (Y) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                  (2) (X) each such Submitted Bid of Potential Holders
            specifying such lowest rate and (Y) all other such Submitted Bids of Potential Holders specifying lower rates were accepted would result in such Existing Holders described in Section 8.9(c)(i)(B)(2) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in
            Section 8.9(c)(i)(B)(1), would equal not less than the Available APS of such series.

            (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph (i) of this Section 8.9(c), the Auction Agent shall advise the Trust of the Maximum Applicable Rate for shares of the series of APS for which an Auction is being held on the Auction Date and, based on such determination the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

               (A) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

               (B) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Applicable Rate for shares of such series; or

               (C) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Dividend Period shall be a Dividend Period of seven Rate Period Days and the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be the applicable "AA" Financial Composite Commercial Paper Rate on such Auction Date.

      (d) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

            (i) Existing Holders shall continue to hold the APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 8.9(c)(i)(A), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

               (A) If Sufficient Clearing Bids for shares of a series of APS have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of Section 8.9(d), Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                  (1) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the APS subject to such Submitted Bids;

                  (2) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

                  (3) Potential Holders' Submitted Bids for shares of such
            series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

                  (4) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the APS subject to such Submitted Bid, unless the number of Outstanding APS subject to all such Submitted Bids shall be greater than the number of APS ("remaining shares") in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in Sections 8.9(d)(i)(A) and (C), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold APS subject to such Submitted Bid, but only in an amount equal to the number of APS of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                  (5) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in clauses (2) through (4) of this Section 8.9(i)(A) by a fraction, the numerator of which shall be the number of Outstanding APS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

               (B) If Sufficient Clearing Bids for shares of a series of APS have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of Section 8.9(d)(4), Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                  (1) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

                  (2) Potential Holders' Submitted Bids for shares of such
            series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be accepted; and

                  (3) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Applicable Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (2) of this paragraph (B) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

               (C) If all of the Outstanding shares of a series of APS are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

               (D) If, as a result of the procedures described in clause (4) or
         (5) of paragraph (A) or clause (3) of paragraph (B) of this Section 8.9(d)(i), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole APS.

               (E) If, as a result of the procedures described in clause (5) of
         Section 8.9(d)(i)(A), any Potential Holder would be entitled or required to purchase less than a whole share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate APS of such series for purchase among Potential Holders so that only whole shares of APS of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing APS of such series on such Auction Date.

               (F) Based on the results of each Auction for shares of a series of APS, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, APS of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of APS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of APS that have been made in respect of Potential Holders' or Potential Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

               (G) None of the Trust, the Adviser, nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver APS of any series or to pay for APS of any series sold or purchased pursuant to the Auction Procedures or otherwise.

      (e)   Auction Agent.

      For so long as any APS are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which however may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any APS are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of APS shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for a series of APS and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer's inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer's inquiry.

      (f)   Transfer of APS.

      Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of APS only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Section 8.9 or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of APS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 8.9 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

      (g)   Global Certificate.

      Prior to the commencement of a any period in which the holders of Preferred Shares are entitled to elect a majority of the Board of Trustees, (i) all of the shares of a series of APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no


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registration of transfer of shares of a series of APS shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

      (h)   Force Majeure.

            (i) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Auction Rate for the next Dividend Period shall be the Auction Rate determined on the previous Auction Date.

            (ii) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

               (A) the Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Trust and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

               (B) the affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

               (C) the next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

      (i)   Miscellaneous.

      The Board of Trustees may interpret the provisions of this Section 8.9 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not materially adversely affect the rights of Existing Holders of the Preferred Shares, and if such inconsistency, ambiguity or formal defect reflects an inaccurate provision hereof, the Board of Trustees may, in appropriate circumstances, amend this
   Section 8.9. An Existing Holder (A) may sell, transfer or otherwise dispose of Preferred Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 8.9 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (B) shall have the ownership of the Preferred Shares held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Trust nor any affiliated person of the Trust (as defined under the Investment Company Act) shall submit any Order in any Auction. All of the Outstanding Preferred Shares shall be represented by one certificate registered in the name of the nominee of the Securities Depository. Each such certificate shall bear a legend substantially to the effect that transfer of the Shares represented by such certificate is subject to the restrictions specified in
   Section 8.9(f). Neither the Trust nor any of its agents, including, without limitation, the Auction Agent, shall have any liability with respect to the failure of a Potential Holder, Existing Holder or Agent Member to deliver, or to pay for, Preferred Shares sold or purchased in an Auction or otherwise.

                                   ARTICLE IX

                             TERMS OF COMMON SHARES

Section 9.1. Designation. A class of common shares of beneficial interest, without par value, is hereby designated "Common Shares" (the "Common Shares").


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Section 9.2. Common Shares.

      (i) The Common Shares shall rank junior to the Preferred Shares with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in the Declaration.

      (ii) Except as otherwise provided herein or by law and the Declaration, the holders of the Common Shares shall be entitled to one vote for each Share on each matter submitted to a vote of the Shareholders of the Trust. The holders of the Common Shares and the holders of the Preferred Shares shall vote together as a single class except as herein provided or to the extent otherwise required by the 1940 Act or the Declaration.

      (iii) After all accumulated and unpaid dividends upon all outstanding Preferred Shares for all previous dividend periods have been paid, and full dividends on all outstanding Preferred Shares for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set apart therefore, then and not otherwise, dividends or other distributions may be declared upon and paid to the holders of the Common Shares, to the exclusion of the holders of the Preferred Shares.

      (iv) In the event of the dissolution, liquidation, or winding up of the Trust, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the Preferred Shares, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, to share ratably in all remaining assets of the Trust.

                                    ARTICLE X

                                   FISCAL YEAR

      The fiscal year of the Trust and any Series thereof shall be established by resolution of the Trustees.

                                   ARTICLE XI

                                      SEAL

      The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe but the absence of a seal shall not impair the validity or execution of any document.

                                   ARTICLE XII

                        SUFFICIENCY AND WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or electronic means for the purposes of these By-Laws when it has been delivered to a representative of any entity holding itself out as capable of sending notice by such means with instructions that it be so sent.

                                  ARTICLE XIII

                                   AMENDMENTS

      These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by a vote of a majority of the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the


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Trustees if such amendment, adoption or repeal requires, pursuant to federal or state law, the Declaration of Trust or these By-Laws, a vote of the Shareholders.

                                 END OF BY-LAWS


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